EXHIBIT 99.1


Contact: Susan B. Railey
         (301) 468-3120
         Sharon Bramell                       FOR IMMEDIATE RELEASE
         (301) 468-3130



                      AIM 86 DECLARES MONTHLY DISTRIBUTION
                          FOR MAY OF TWO CENTS PER UNIT


                                -----------------


     ROCKVILLE, MD, May 20, 2003 -- (AMEX/AIJ) The general partner of American Insured Mortgage Investors L.P. - Series 86 (AIM 86) today declared the monthly distribution for May 2003 in the amount of two cents per unit regular cash flow. Holders of record on May 31, 2003 will receive this amount as part of the second quarter distribution which will be paid on August 1, 2003.

     Record dates for the AIM 86 distributions occur at the end of each month. Distributions are paid approximately one month after the end of each calendar quarter and include the three amounts declared during the quarter.